Exhibit 15.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Tel: (973) 882-8810
Fax: (973) 882-0788
www.pzcpa.com

February 6, 2009

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, D.C. 20549

To Whom It May Concern:

We are aware that Tianyin Pharmaceutical Co., Inc. has included our report dated February 2, 2008, in its 10Q for the quarter ended December 31, 2008. We are also aware of our responsibilities under the Securities Act of 1933.

Yours truly,

/s/ Patrizio & Zhao, LLC

PATRIZIO & ZHAO, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey